Exhibit 10.5

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT (hereafter referred to as the Agreement) is made this 17th day of March, 2005, by and between the following parties: HIGH DESERT WINDS, LLC, a Nevada Limited Liability Company whose address is 2152 Reno Highway, Suite A Fallon, Nevada 89406 hereafter referred to as the Seller, and IDAHO GENERAL MINES, INC., an Idaho Corporation whose address is North 10 Post Street, Suite 610 Spokane, Washington 99201 hereafter referred to as the Buyer.

In consideration of the mutual promises and covenants hereafter stipulated, the parties hereby agree as follows:

(1)

DESCRIPTION: The Seller agrees to sell, and the Buyer agrees to purchase:

(a)

the real property and improvements, including the patented mining and millsite claims, (hereinafter referred to as “patented mining claims”), all fixtures, mineral rights, mining data, intellectual property applicable to the property, privileges, improvements and appurtenances thereto, if any, in Seller’s possession, hereafter called property, described as follows:  See Exhibit A attached hereto;

(b)

all appurtenant underground water rights (Identified as Permit 35776, Certificate 12878, Permit 40520, Certificate 12880, Permit 40521, Certificate 12881, Permit 40524, Certificate 12882, Permit 42480, Certificate 12884, Permit 42835, Certificate 12885, Permit 42836, Certificate 12886, together with privileges, easements, buildings and fixtures, if any, required for said water rights.  See Exhibit B attached hereto;

(c)

those certain unpatented mining claims as described in Exhibit C attached hereto; and

(d)

certain personal property identified in Exhibit D attached hereto, however shall in no event include the un-used steel water tank.

(2)

EARNEST MONEY:  Buyer has heretofore deposited with Seller FIFTY THOUSAND DOLLARS ($50,000.00) as a nonrefundable earnest money deposit.  This amount shall be applied towards the purchase price.

(3)

FURTHER ENCUMBRANCES:  The Seller hereby warrants that the total of the mortgages, liens and any other encumbrances against the property, whether of public record or not, are as follows:

(A)

See Exhibit E attached hereto.

(B)

Those certain non-participating production royalties equal to twelve percent (12%) of Net Smelter Returns (NSR) held by Equatorial Tonopah, Inc. and Tonopah CTMC, Inc. which NSR’s are applicable to the real property set forth in

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Exhibit “A”.  Copies of the NSR’s applicable to the Property are attached hereto as Exhibit “F” both of which have been recorded in the Official Records of Nye County, Nevada as Document Nos. 585208, and 585209.

(4)

MAINTENANCE AND REPAIRS:  Except as otherwise set forth herein, the Buyer accepts the property “as is” on the date of execution of this Agreement.  The Buyer shall henceforth be responsible for all maintenance and repair upon said property.

(5)

BINDING AGREEMENTS:  The parties hereto agree that this Agreement comprises the entire agreement of the parties and that it is made pursuant to the terms set forth in the Option to Purchase Agreement executed by and between the parties on February 14, 2005 and the addendum thereto executed June 15, 2005 both of which are incorporated herein by reference.  No other representations or agreements have been made or relied upon, and that this Agreement shall inure to the benefit of and shall be binding upon the parties, their heirs, executors, administrators, personal representatives, successors or assigns.

(6)

SPECIAL PROVISIONS:

(A)

A Preliminary Title Report has been ordered by the Buyer.  This cost will be borne equally by the Buyer and Seller.

(7)

PRICE AND TERMS:  The Buyer agrees to pay the sum of: FIVE MILLION DOLLARS ($5,000,000.00), for the property less any reimbursement or offset in accordance with the Option to Purchase Agreement executed by and between the parties on February 14, 2005, the addendum thereto executed June 15, 2005 and this agreement; the remaining balance to be paid in cash, certified check, or cashiers check at closing.

(8)

COMMISSION:  None.  There are no brokerage fees, commissions or finder’s fees due to any party from Buyer or Seller.

(9)

TITLE:  The Seller shall convey marketable title to the real property and patented mining claims by General Warranty Deed in fee simple absolute, on or before the closing, said title to be free, clear and unencumbered except existing mortgages, restrictions, reservations and easements of record shown in paragraph (3).  (Buyer shall be responsible for filing the necessary reporting documents concerning the water rights with the Nevada State Engineer.)  Seller shall convey marketable title to all other personal property identified in Exhibit D by Bill of Sale.  Title to the unpatented mining claims shall be conveyed by Quitclaim deed.  Seller and Buyer shall also satisfy any requirements of the State of Nevada and/or federal agencies for the transfer of the unpatented mining claims.  Title to said property shall be conveyed to the Buyer and/or its assigns.

(10)

CLOSING:  The deed shall be delivered and the purchase money shall be paid at the designated office of Seller’s choice, upon closing which shall occur not later than February 4, 2006.  Closing costs; including but not limited to county transfer tax and title insurance are as follows:  One-half (½) to Buyer and one-half (½) to Seller.

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(11)

COSTS AND PRORATIONS:  There shall be prorated between the Seller and the Buyer; as of the date of closing the following items: (a) All real estate taxes and assessments (b) All fees, costs and assessments associated with the unpatented mining claims set forth in Exhibit C.

(12)

ATTORNEY’S FEES:  In the event this agreement is placed in the hands of an attorney for enforcement, the prevailing party shall be entitled to recover court costs and their reasonable attorney fees.

(13)

JURISDICTION:  The Courts of the State of Nevada shall have jurisdiction over any dispute arising from this agreement.

(14)

1031 EXCHANGE:  Seller is entering into this agreement for the purpose of a tax deferred exchange for the property, as such each of the parties agrees to cooperate with the other party in connection with such exchange, including the execution of such documents as may be reasonably necessary to complete the exchange, provided that: a) the other party will not be obligated to delay the closing; b) all additional costs in connection with the exchange will be borne by the party requesting the exchange; c) the other party will not be obligated to execute any note, contract, deed or other document providing for any personal liability which would survive the exchange; and d) the other party will not take title to any property other than the property described in this Agreement.  The other party will be indemnified and held harmless against any liability which arises or is claimed to have arisen on account of the exchange.

(15)

ACKNOWLEDGEMENTS:  The Parties hereby acknowledge that the property being sold under this Agreement was formerly operated as a mining property.  The Parties further acknowledge that the property is currently classified as Agricultural Property and that Seller has not engaged in any mining activity since acquiring the property.  The parties further acknowledge that all reclamation required by federal and state law is being completed by the previous owner.  In light of these acknowledgements, it is further understood and agreed by the parties that any liability relating to federal and/or state environmental laws regarding the property will be governed according to federal and/or state law and that no representations or warranties concerning the condition of the property are made or given by Seller.

(16)

TIME IS OF THE ESSENCE.  Time shall be of the essence of this Agreement.

(17)

ATTACHMENTS AND EXHIBITS:  Each attachment and exhibit to this Agreement shall be incorporated herein and considered a part hereof as if set forth herein in full.

(18)

FEES AND EXPENSES:  Except as otherwise specifically provided in this Agreement, Seller and Buyer shall each bear their own fees and expenses incurred in connection with this Agreement and in connection with all obligations required to be performed by it under this Agreement.

(19)

NO THIRD PARTY BENEFICIARIES:  The terms and provisions contained in this Agreement (including the documents and the instruments referred to herein) are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

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(20)

FURTHER ASSURANCES.  From and after the Closing Date, upon the request of any party, the other party shall do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the transactions contemplated by this Agreement.

(21)

AMENDMENT: This Agreement maybe amended, or any provision of this Agreement may be waived, provided that any such amendment or waiver is set forth in a writing executed by Seller and Buyer or their respective successors in interest.  No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any person under or by reason of this Agreement.

(22)

WAIVER:  No waiver by either party of any breach of a provision of this Agreement shall be a waiver of any subsequent breach, whether of the same or a different provision of this Agreement.

(23)

NOTICE:  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing, by facsimile, by overnight courier or by registered or certified mail, postage prepaid and return receipt requested, and shall he deemed to have duly given or made upon: (i) delivery by hand, (ii) one business day after being sent by overnight courier, (iii) three business days being deposited in the United States Mail, postage prepaid, or (iv) in the case of transmission by facsimile, when confirmation of receipt is obtained.  Notices, demands and communications to HDW and Buyer will, unless another address is specified in writing, be sent to the address indicated below:

Notices to HDW:	with a copy to
High Desert Winds, LLC 2152 Reno Highway, Suite A Fallon, NV 89406 c/o Lee Hutchens	Ryan T. Campbell, Esq. 427 Ridge Street, Suite B Reno, NV 89501
Notices to Buyer:	with a copy to:
Idaho General Mines, Inc. N.10 Post Street, Suite 610 Spokane, WA 99201 Attention: President	Michael K. Branstetter Hull & Branstetter Chartered P.O. Box 709 Wallace, ID 83873

(24)

ASSIGNMENT SUCCESSORS:  Except as provided in this Section, this Agreement may not be assigned by either party, in whole or in part, without prior written consent of the other party.  Consent shall not be unreasonably withheld.  This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(25)

SEVERABILITY: Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision

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of this Agreement is held to be prohibited by or invalid under applicable law, such provisions will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(26)

NO STRICT CONSTRUCTION:  Seller and Buyer contributed to the language used in this Agreement, and all parties participated on an equal footing.  No rule of strict construction will be applied against any party and no inference will be drawn from any changes in or deletions of provision of this Agreement in the course of its negotiating and drafting.

(27)

CAPTIONS:  The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement.

(28)

COUNTERPARTS; FACSIMILE:  This Agreement maybe executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument.  This Agreement and any counterpart thereof may be executed by facsimile and when delivered shall be deemed to be an original.

(29)

RECORDABLE DOCUMENTS:  The parties agree that the Warranty Deeds are intended to be recorded-in the real property records and may be modified to be so recorded.  Such instruments shall be recorded in the Nye County real property records promptly following closing.

(30)

AUTHORITY:  Buyer and Seller both represent and warrant that each has the requisite authority and power to enter into this Agreement.

(31)

DISPUTES, ARBITRATION:  In the event that any controversy shall arise between the parties its to any matter or thing arising out of or relating to this Agreement, which cannot be settled between the parties themselves, the same shall be determined by three arbitrators, one selected by Seller and one by Buyer and the third selected by agreement between the two arbitrators so selected.  If the two so selected are unable to agree upon a third arbitrator, Seller and Buyer shall promptly join in a request to the American Arbitration Association (hereafter referred to as “Association”) that it submit to them a list of persons whom it would regard as available arbitrators and especially qualified for the particular arbitration.  The parties agree to conduct the arbitration in Reno, Nevada, and to use the procedural rules for commercial arbitration of the Association, which rules are in effect at the time of the arbitration.  The parties further agree to follow the discovery and disclosure statement provisions selected or established by the arbitrators, selected for the particular arbitration.  If, within fifteen (15) days after the receipt of the list from the Association, Seller and Buyer have not agreed upon a third arbitrator, Seller and Buyer shall join in a Written request to the Association for the appointment of the third arbitrator, and the arbitrator named by the Association shall be the third arbitrator.  Except as provided in Section 4b of the Option to Purchase Agreement executed on February 14, 2005 (Buyer’s right to specific performance as a remedy), the award of such arbitrators, or a majority of them, shall be conclusive and binding upon Seller and Buyer.  In any arbitration between the parties arising out of, or in connection with this Agreement or the construction or enforcement

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thereof, the substantially prevailing party shall be entitled to recover all reasonable costs, expenses and attorneys’ fees incurred by it in connection with such arbitration.

(32)

COOPERATIVE USE AGREEMENT:  Buyer is aware that Seller entered into an agreement with Equatorial Tonopah, Inc., a Delaware Corporation (“ETI”) and Tonopah CTMC Inc., a Delaware Corporation (“CTMC”) for the latters’ access to the Property, which provides as follows:

“The parties agree that the ongoing activities of ETI and CTMC pursuant to the Reclamation Plat will necessitate a cooperative sharing of road access, office space, communication facilities, utilities and other uses as from time to time become apparent.  Such entities include, but are not limited to, the NDEP and Bureau of Land Management.  Therefore, the parties agree to enter into a Cooperative Use Agreement (“Cooperative Use Agreement”) to address the ongoing needs between the parties for cooperative interaction by and among ETI, CTMC and Buyer (HDW).”

The Buyer (IGMI) agrees it shall cooperate with ETI and CTMC by allowing continued access, if necessary.  A copy of the Cooperative Use agreement is attached hereto as Exhibit “G”.  Said Cooperative Use Agreement is the only use agreement existing between Seller and any other parties.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

HIGH DESERT WINDS, LLC By: /s/ Lee Hutchens Printed name: Lee Hutchens Title: Partner By: /s/ Dick Reason Printed name: Dick Reason Title: Partner	IDAHO GENERAL MINES, INC. By: /s/ Robert L. Russell Printed name: Robert L. Russell Title: President By: /s/ Michael K. Branstetter Printed name: Michael K. Branstetter Title: Secretary

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